Exhibit 99.1

NEWS BULLETIN

M.D.C. HOLDINGS, INC.	RICHMOND AMERICAN HOMES
HOMEAMERICAN MORTGAGE

FOR IMMEDIATE RELEASE
WEDNESDAY, JANUARY 12, 2005

Contacts:	Paris G. Reece III	Rachel L. Neumann
	Chief Financial Officer	Communications Director
	(303) 804-7706	(303) 804-7729
	greece@mdch.com	rlneumann@mdch.com

M.D.C. HOLDINGS REPORTS 109% AND 79% INCREASES IN
FOURTH QUARTER AND FULL YEAR EARNINGS PER SHARE

2004 FOURTH QUARTER

•	EPS of $3.17 vs. $1.52, adjusted for the January 10, 2005 stock split

•	Net income of $142.6 million, up 113%

•	Revenues of $1.3 billion, a 56% increase

•	Home gross margins of 28.2%, up 320 basis points

•	S,G&A as a percent of home sales revenues 160 basis points lower than 2003

2004 FULL YEAR AND 2005 OUTLOOK

•	EPS of $8.79 vs. $4.90

•	Net income of $391.2 million, an 84% increase from 2003

•	Total revenues exceed $4.0 billion for first time

•	Home gross margins of 27.7%, up 360 basis points

•	Debt-to-capital ratio, net of cash, reduced to .19 from .24 a year ago

•	After-tax return on average equity of 33%, a 900 basis point increase

•	After-tax return on average assets of 17% vs. 12% in 2003

•	Record year-end backlog of 6,505 homes valued at $1.92 billion

•	Anticipate record revenues, home closings and net income in 2005

     DENVER, Wednesday, January 12, 2005 — M.D.C. Holdings, Inc. (NYSE/PCX: MDC) today announced fourth quarter 2004 earnings per share of $3.17, the highest in the Company’s history and 109% above the $1.52 earned for the same period in 2003. Earnings per share for the full year 2004 was $8.79, compared with $4.90 for 2003. MDC’s share price, weighted-average shares outstanding and earnings per share, including previously reported amounts, have been adjusted for the effect of the January 10, 2005 stock split. MDC achieved record net income for

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M.D.C. HOLDINGS, INC.

the quarter and year ended December 31, 2004 of $142.6 million and $391.2 million, respectively, compared with $67.0 million and $212.2 million for the comparable periods in 2003. The Company also reported all-time quarterly and annual highs for revenues of $1.3 billion and $4.0 billion, respectively, for the three months and year ended December 31, 2004, increases of 56% and 37%, respectively, from the same periods in 2003. In addition, the Company achieved record levels of total year home closings, home orders and year-end backlog, and its highest ever after-tax return on revenues.

     “Our performance in 2004 is by far the best in our 33-year history and once again confirms our position as an industry leader,” said Larry A. Mizel, chairman and chief executive officer. “Our exceptional earnings growth in 2004 has established MDC as one of the fastest growing companies in one of the best performing industries in the country. Our ability to obtain higher returns on the capital invested in our business continues to be one of our greatest competitive advantages in each market. In 2004, we maintained our conservative capital structure and operating discipline that have distinguished us on Wall Street, as we continued to increase market share, while delivering some of the industry’s highest risk-adjusted returns. Our investment grade profile is supported by our after-tax returns on average assets and equity of 17% and 33%, representing improvements from 2003 of 490 and 900 basis points, respectively. And we ended the year with cash and borrowing capacity of more than $1 billion, a 40% year-over-year increase in stockholders’ equity to $1.4 billion, and a debt-to-capital ratio, net of cash, of .19, one of the industry’s lowest.”

     Mizel added, “We made significant progress in 2004 in furthering our expansion efforts in markets across the country, as evidenced by a 22% increase in our actively selling communities. Our focus on opportunistic acquisitions enabled us to acquire control of certain assets of Watson Home Builders in Jacksonville and of Patriot Homes and others in southern New Jersey in the third quarter. These transactions significantly expanded our presence in two of the country’s strongest housing markets. Nationwide, our total lots controlled at year-end increased by over 45% to nearly 42,000, with more than half controlled through options, up from 29% just fifteen months ago. These expansion activities should contribute to our continued growth into the future.”

     Mizel concluded, “Our strong results reflect the dedication of our employees, our subcontractors and other business partners, whose skill and hard work throughout the year made these achievements possible. They also demonstrate our ability to capitalize on the fundamentals that are driving the housing market, such as increasing consumer confidence, improving job growth, low interest rates, a limited supply of land in high-demand markets and the economies of scale that we enjoy as a large, well-capitalized homebuilder. We do not anticipate material changes in these favorable industry dynamics in 2005, even allowing for the ‘measured’ interest rate increases being pursued by the Federal Reserve Board. And our increasing market diversification should help to mitigate the short-term impact of local market fluctuations. As a

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M.D.C. HOLDINGS, INC.

result, we are positioned to close more homes and realize higher revenues in 2005 on our way to record earnings for the eighth straight year.”

Highest Homebuilding Profits in Company History

     Operating profits for the Company’s homebuilding divisions were record highs for the quarter and year ended December 31, 2004, totaling $260.2 million and $719.2 million, respectively, representing increases of 107% and 83%, compared with the same periods in 2003. The 2004 increases can be attributed to record levels of home closings, significantly higher average selling prices and substantially improved home gross margins. As announced last week, the Company closed 4,323 homes and 13,876 homes, respectively, for the quarter and year ended December 31, 2004, representing increases of 28% and 24%, respectively, from the same periods in 2003. The average selling prices of homes closed increased to $304,600 and $283,400, respectively, for the fourth quarter and full year 2004, compared with $250,700 and $254,300 for the same periods in 2003. Home gross margins reached record levels at 28.2% and 27.7%, respectively, for the three and twelve months ended December 31, 2004, compared with 25.0% and 24.1% for the same periods in 2003.

     Paris G. Reece III, MDC’s executive vice president and chief financial officer, said, “Our record fourth quarter homebuilding results were driven by improved performances by most of our operating divisions, particularly those located in Nevada, California, Arizona and Virginia. Increased home closings in all of our markets and higher average selling prices in every market but Texas were the primary contributors to these strong results. In addition, the extraordinary demand for new homes in Nevada during the first half of 2004 resulted in substantial increases in home selling prices and significantly higher home gross margins, driving the 320 basis point improvement in our average home gross margin in the quarter. Finally, with growth in home closings in all of our long-standing operating divisions, and with increased activity in our new operations in Utah, Texas, Jacksonville and Chicago, we have begun to experience some positive leverage with respect to our administrative expenses. As a result, the selling, general and administrative expenses of our homebuilding and corporate operations as a percentage of home sales revenues in the 2004 fourth quarter declined by 160 basis points from the prior year.”

     Reece concluded, “In support of our 24% increase in home closings in 2004, we increased the number of our active communities during the year from 198 to 242, primarily driven by our expansion in Nevada and growth of our new operations in Texas, Utah and Jacksonville. In order to expand our home closings in 2005 and to continue our growth in 2006, we anticipate that the number of our active communities will approach 300 before the end of the year, with most of our divisions realizing some level of growth. Active communities in Arizona and California should expand by more than 50% from current levels in each market, with a significant portion of these increases expected to occur in the first half of the year. Annual increases of more than 15% are expected in Nevada, Colorado and Jacksonville and, during the first six months of 2005, we should see several communities coming on line for each of our new

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operations in Chicago, Tampa and the Delaware Valley. The resulting increase in our mix of communities in more affordable markets may have the impact of lowering the average selling prices we realize throughout 2005 relative to the average prices we experienced in 2004.”

Financial Services Results

     Operating profits from the Company’s financial services business were $5.1 million and $18.5 million, respectively, for the quarter and year ended December 31, 2004, compared with $4.9 million and $28.3 million for the same periods in 2003. The reduction in total year profits primarily resulted from the more competitive mortgage pricing environment during 2004, which contributed to lower gains on sales of mortgage loans. In addition, profits were impacted by the relative increases in originations of less-valuable adjustable rate mortgage loans, as well as brokering to third party mortgage companies a higher percentage of total loans processed in 2004. Operating profits in the 2004 periods also were reduced by higher general and administrative expenses incurred to handle the higher volume of mortgage loan closings, as well as the record backlog level of the homebuilding segment.

     MDC, whose subsidiaries build homes under the name “Richmond American Homes,” is one of the largest homebuilders in the United States. The Company also provides mortgage financing, primarily for MDC’s homebuyers, through its wholly owned subsidiary HomeAmerican Mortgage Corporation. MDC is a major regional homebuilder with a significant presence in some of the country’s best housing markets. The Company is the largest homebuilder in Colorado; among the top five homebuilders in Northern Virginia, suburban Maryland, Phoenix, Tucson, Las Vegas and Salt Lake City; and among the top ten homebuilders in Jacksonville, Northern California and Southern California. MDC also has established operating divisions in Dallas/Fort Worth, Houston, West Florida, Philadelphia/Delaware Valley and Chicago. For more information about our Company, visit www.richmondamerican.com.

Forward-Looking Statements

     Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic and business conditions; (2) interest rate changes; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) the availability and cost of performance bonds and insurance covering risks associated with our business; (7) shortages and the cost of labor; (8) weather related slowdowns; (9) slow growth initiatives; (10) building moratoria; (11) governmental regulation, including the interpretation of tax, labor and environmental laws;

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(12) changes in consumer confidence and preferences; (13) required accounting changes; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Form 10-Q for the quarterly period ended September 30, 2004, which was filed with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

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M.D.C. HOLDINGS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
REVENUES
Homebuilding	$1,328,019	$848,028	$3,951,644	$2,859,086
Financial Services	15,588	13,868	56,610	60,216
Corporate	249	184	818	768

Total Revenues	$1,343,856	$862,080	$4,009,072	$2,920,070

NET INCOME
Homebuilding	$260,176	$125,956	$719,197	$393,879
Financial Services	5,108	4,869	18,483	28,277

Operating Profit	265,284	130,825	737,680	422,156
Expenses related to debt redemption	—	—	—	(9,315)
Corporate general and administrative expense, net	(33,344)	(20,735)	(100,766)	(64,618)

Income before income taxes	231,940	110,090	636,914	348,223
Provision for income taxes	(89,317)	(43,068)	(245,749)	(135,994)

Net Income	$142,623	$67,022	$391,165	$212,229

EARNINGS PER SHARE
Basic	$3.31	$1.59	$9.19	$5.11

Diluted	$3.17	$1.52	$8.79	$4.90

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	43,117	42,073	42,560	41,521

Diluted	44,960	44,041	44,498	43,333

DIVIDENDS DECLARED PER SHARE	$.115	$.087	$.434	$.283

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M.D.C. HOLDINGS, INC.
Information on Business Segments
(In thousands)

	Three Months		Year Ended
	Ended December 31,		December 31,
	2004	2003	2004	2003
HOMEBUILDING
Home sales	$1,316,913	$845,857	$3,932,013	$2,851,328
Land sales	7,059	—	8,898	1,298
Other revenues	4,047	2,171	10,733	6,460

Total Homebuilding Revenues	1,328,019	848,028	3,951,644	2,859,086

Home cost of sales	945,385	634,139	2,843,543	2,163,696
Land cost of sales	7,467	—	8,783	842
Marketing	60,864	46,470	198,541	162,148
General and administrative	54,127	41,463	181,580	138,521

Total Homebuilding Expenses	1,067,843	722,072	3,232,447	2,465,207

Homebuilding Operating Profit	260,176	125,956	719,197	393,879

FINANCIAL SERVICES
Interest revenues	1,015	1,319	3,838	4,616
Origination fees	7,264	6,539	24,728	22,245
Gains on sales of mortgage servicing	550	365	2,093	1,972
Gains on sales of mortgage loans, net	5,752	4,601	22,657	28,622
Mortgage servicing and other	1,007	1,044	3,294	2,761

Total Financial Services Revenues	15,588	13,868	56,610	60,216

General and administrative	10,480	8,999	38,127	31,939

Financial Services Operating Profit	5,108	4,869	18,483	28,277

Total Operating Profit	265,284	130,825	737,680	422,156

CORPORATE
Expenses related to debt redemption	—	—	—	(9,315)
Interest and other revenues	249	184	818	768
Other general and administrative expenses	(33,593)	(20,919)	(101,584)	(65,386)

INCOME BEFORE TAXES	$231,940	$110,090	$636,914	$348,223

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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands, except per share amounts)

	December 31,	December 31,	December 31,
	2004	2003	2002
BALANCE SHEET DATA
Stockholders’ Equity Per Share Outstanding	$32.80	$24.06	$19.25
Stockholders’ Equity	$1,418,821	$1,015,920	$800,567
Homebuilding and Corporate Debt	746,310	500,179	322,990

Total Capital (excluding mortgage lending debt)	$2,165,131	$1,516,099	$1,123,557

Cash and Cash Equivalents	$408,150	$173,565	$28,942
Unrestricted Cash/Available Borrowing Capacity Under Lines of Credit	$1,050,954	$779,407	$618,774
Ratio of Homebuilding and Corporate Debt to Equity	.53	.49	.40
Ratio of Homebuilding and Corporate Debt to Capital	.34	.33	.29
Ratio of Homebuilding and Corporate Debt to Capital (net of cash)	.19	.24	.27
Housing Completed or Under Construction Inventories	$851,628	$732,744	$578,475
Land and Land Under Development Inventories	$1,109,953	$763,569	$656,843
Corporate and Homebuilding Interest Capitalized Interest Capitalized in Inventories at Beginning of Year	$20,043	$17,783	$17,358
Interest Incurred During the Year	32,879	26,779	21,116
Interest in Home and Land Cost of Sales for the Year	(28,702)	(24,519)	(20,691)

Interest Capitalized in Inventories at End of Year	$24,220	$20,043	$17,783

Interest Capitalized as a Percent of Inventories	1.2%	1.3%	1.4%

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
OPERATING DATA
Interest in Home Cost of Sales as a Percent of Home Sales Revenues	0.6%	0.8%	0.7%	0.9%
Homebuilding and Corporate SG&A as a Percent of Home Sales Revenues	11.3%	12.9%	12.3%	12.8%
Depreciation and Amortization	$13,150	$9,814	$41,906	$35,677
Home Gross Margins	28.2%	25.0%	27.7%	24.1%
After-Tax Return on Revenues	10.6%	7.8%	9.8%	7.3%
After-Tax Return on Average Assets	N/A	N/A	17.0%	12.1%
After-Tax Return on Average Equity	N/A	N/A	33.0%	24.0%
Cash Provided by (Used in) Operating Activities	$170,368	$61,465	$(23,864)	$83,927
Cash Used in Investing Activities	$(2,834)	$(2,210)	$(29,917)	$(6,785)
Cash Provided by Financing Activities	$187,533	$92,559	$288,366	$67,481

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)

	December 31,	December 31,	December 31,
	2004	2003	2002
LOTS OWNED AND CONTROLLED
Lots Owned	20,760	16,351	16,962
Lots Under Option	21,164	12,251	6,995
Homes Under Construction (including models)	5,573	4,754	3,751
LOTS OWNED AND CONTROLLED BY MARKET
(excluding homes under construction)
Arizona	11,151	5,258	3,940
California	4,428	3,512	3,456
Colorado	5,859	5,206	5,760
Florida	3,574	875	—
Illinois	711	—	—
Maryland	1,856	1,767	1,451
Nevada	5,775	5,359	4,391
Philadelphia/Delaware Valley	1,035	—	—
Texas	2,336	2,203	841
Utah	1,078	1,220	861
Virginia	4,121	3,202	3,257

Total Company	41,924	28,602	23,957

ACTIVE SUBDIVISIONS
Arizona	32	38	44
California	22	26	24
Colorado	53	49	61
Florida	18	9	—
Illinois	1	—	—
Maryland	11	9	6
Nevada	31	17	18
Philadelphia/Delaware Valley	2	—	—
Texas	24	11	1
Utah	22	11	4
Virginia	26	28	20

Total Company	242	198	178

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
AVERAGE SELLING PRICE PER HOME CLOSED
Arizona	$194.0	$182.1	$192.7	$184.3
California	534.3	393.0	459.5	390.0
Colorado	266.6	251.2	265.3	254.2
Florida	182.0	166.2	180.6	168.3
Illinois	496.9	—	496.9	—
Maryland	448.1	416.7	419.6	388.2
Nevada	279.6	190.1	247.2	186.3
Texas	156.9	164.5	157.7	161.4
Utah	199.0	175.8	184.7	174.5
Virginia	450.4	393.7	436.8	375.1
Company Average	$304.6	$250.7	$283.4	$254.3

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in Thousands)

	Three Months		Year Ended
	Ended December 31,		December 31,
	2004	2003	2004	2003
Orders For Homes, net (units)
Arizona	962	562	4,066	3,229
California	270	635	2,034	2,116
Colorado	465	425	2,276	2,433
Florida	154	55	446	58
Illinois	12	—	20	—
Maryland	86	64	341	372
Nevada	185	534	2,596	2,595
Philadelphia/Delaware Valley.	22	—	23	—
Texas	160	95	807	289
Utah	180	86	753	378
Virginia	166	234	886	1,160

Total	2,662	2,690	14,248	12,630

Cancellation Rate	32.0%	26.5%	25.3%	25.1%

Homes Closed (units)
Arizona	913	905	3,256	2,972
California	704	501	2,346	1,919
Colorado	715	686	2,318	2,656
Florida	201	81	452	93
Illinois	2	—	2	—
Maryland	134	77	385	291
Nevada	849	700	2,736	2,059
Texas	254	67	694	162
Utah	199	84	615	277
Virginia	352	273	1,072	782

Total	4,323	3,374	13,876	11,211

	December 31,	December 31,
	2004	2003
Backlog (units)
Arizona	2,143	1,333
California	807	1,119
Colorado	692	734
Florida	638	104
Illinois	18	—
Maryland	225	269
Nevada	746	886
Philadelphia/Delaware Valley	23	—
Texas	256	143
Utah	289	151
Virginia	668	854

Total	6,505	5,593

Backlog Estimated Sales Value	$1,920,000	$1,600,000

Estimated Average Selling Price of Homes in Backlog	$295.2	$286.1